                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         I hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of certain information contained in Patterson Energy, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which information is contained in my summary reserve report dated December 31, 2000, relating to the oil and natural gas reserves and revenues as of December 31, 1998, 1999 and 2000 of certain properties owned by Patterson Energy, Inc. as of December 31, 2000.


                                         /s/ M. BRIAN WALLACE, P.E.
                                         ------------------------------------
                                         M. BRIAN WALLACE, P.E.

Dallas, Texas
March 6, 2001